UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-38445	36-4787690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 944-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2020, the Compensation Committee of the Board of Directors of Helius Medical Technologies, Inc. (the “Company”) granted options to purchase an aggregate of 621,000 shares of Class A Common Stock of the Company to certain employees of the Company, including certain named executive officers, pursuant to the Company’s 2018 Omnibus Incentive Plan, as amended (the “2018 Plan”).  Joyce LaViscount, Chief Financial Officer and Chief Operating Officer of the Company, received an option to purchase 100,000 shares, and Jonathan Sackier, Chief Medical Officer of the Company, received an option to purchase 60,000 shares.

Each of the option awards was granted with an exercise price per share equal to the closing price of the Class A Common Stock of the Company on the date of grant. Each option award will be evidenced by a stock option grant notice and option agreement in a form substantially similar to a form previously used by the Company, except that 50% of the shares underlying the options will vest on each of the first two anniversaries of the date of grant subject to the holder’s continuous service with the Company or earlier upon a Termination of Employment without Cause (as such terms are defined in the 2018 Plan).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description

10.1	2018 Omnibus Incentive Plan Form of Option Grant Agreement – 2020 Retention Grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Date: October 7, 2020	By:	/s/ Joyce LaViscount
Joyce LaViscount
Chief Financial Officer

2